PROSPECTUS Dated                              Pricing Supplement No. 18
May 17, 2002                                  Effective December 15, 2003
And PROSPECTUS SUPPLEMENT
Dated March 25, 2003


                       U.S. $250,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-86832

                       FIXED-RATE NOTES


                 - - - - - - - - - - - - - - -


                    Interest Rate Per Annum
                    - - - - - - - - - - - -


Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
12/15/03      2.00%     3.00%    3.75%     4.75%    5.25%    6.00%